UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 15, 2007

Capital Crossing Preferred Corporation

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-25193	04-3439366
(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(617) 880-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

The Form 10-K filed by Capital Crossing Preferred Corporation (“Registrant”) on January 30, 2007 disclosed the pending change in control of Registrant. Effective February 15, 2007, Lehman Brothers Bank, FSB became the owner of all of the outstanding common stock of the Registrant upon the merger, in a two-step transaction, of Capital Crossing Bank with and into Lehman Brothers Bank. Item 1. Business – General of the Form 10-K is hereby incorporated by reference herein .

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

The Form 10-K filed by the Registrant on January 30, 2007 disclosed a pending amendment and restatement of the Registrant’s Articles of Organization. Effective February 15, 2007, the effective date of the aforementioned merger, the Registrant’s Articles of Organization were amended and restated to provide for the automatic exchange of the Series A, Series C and Series D preferred shares into preferred shares of Lehman Brothers Bank instead of Capital Crossing Bank. Item 1. Business – General of the Form 10-K is hereby incorporated by reference herein. The amendment and restatement of the Articles of Organization was approved by the Board of Directors on January 29, 2007, and by the sole common stockholder, which approvals were contingent upon the completion of the merger. The amended and restated Articles of Organization were filed with the Secretary of the Commonwealth of Massachusetts on February 14, 2007, and are attached hereto as Exhibit 3.4 and incorporated by reference herein.

Item 8.01	Other Events

The Form 10-K filed by the Registrant on January 30, 2007 disclosed a pending redemption of the Series A and C preferred stock of the Registrant. A notice of redemption was mailed on February 21, 2007 to holders of those series of preferred stock. The record date for such redemption is March 22, 2007 and the redemption date is March 23, 2007. The Board of Directors of Registrant approved such redemption on January 29, 2007, subject to completion of the aforementioned merger.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

2

3.1	Restated Articles of Organization filed with the Secretary of the Commonwealth of Massachusetts on February 14, 2007 effective February 15, 2007

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: February 23, 2007	By:	/s/ William Hornby
William Hornby Vice President and Assistant Treasurer

EXHIBIT INDEX

Exhibit 3.1	Restated Articles of Organization, filed with the Secretary of the Commonwealth of Massachusetts on February 14, 2007, effective February 15, 2007

5